UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2025

CHILEAN COBALT CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-268335	82-3590294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1199 Lancaster Ave, Suite 107

Berwyn, Pennsylvania 19312

(Address of principal executive offices)

(484) 580-8697

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ash Lazenby to Board of Directors

On July 24, 2025, the board of directors (the “Board”) of Chilean Cobalt Corp. (the “Company”) appointed Ash Lazenby to serve as a member of the Board until his successor is elected and qualified or until his death, resignation or removal. Mr. Lazenby is expected to be a member of the Audit Committee of the Board.

Mr. Lazenby, age 40, is an advisor to the Company in addition to his role as director. From 2017 until recently, Mr. Lazenby was in various roles with Glencore AG (“Glencore”), as a senior critical minerals trader in New York and prior to that his roles were focused across finance and global trading functions in Switzerland. His roles with Glencore spanned the disciplines of spot trading, long-term structured contracts, and strategic investments into key battery supply chain players. He originated, executed and maintained various key Glencore trading partnerships, including Tesla and General Motors. Prior to his roles with Glencore, Mr. Lazenby was a natural resources sector sell-side analyst, covering small caps on up to major diversified miners and an investment banker, raising capital and executing mergers and acquisitions for resource companies.

Mr. Lazenby holds a Master of Physics from Oxford University.

On July 29, 2025, the Company approved, pursuant to the Chilean Cobalt Corp. 2023 Equity Incentive Plan and the terms of the form of Option Award Agreement provided for in the Plan, a stock option award to Mr. Lazenby of 50,000 shares (the “Award”) at an exercise price of $0.37 per share (the “Option”). Pursuant to the terms of the Option, the shares included in the Award vest immediately on July 29, 2025. The Option expires ten years after the date of award.

On July 28, 2025, the Company and Mr. Lazenby entered into a Consulting and Advisory Agreement (the “Agreement”), which provides for certain advisory services from Mr. Lazenby to the Company in exchange for 500,000 restricted stock units of the Company and reimbursement of pre-approved expenses that pertain to the provision of such services. The Agreement provides that Mr. Lazenby is an independent contractor and is not an employee or agent of the Company in his position as a consultant and advisor.

Other than as disclosed in this Current Report on Form 8-K, the Company confirms that (1) there is no family relationship between Mr. Lazenby and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. Lazenby and any other person pursuant to which they were elected to their position with the Company, and (3) there is no transaction between Mr. Lazenby and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 29, 2025 the Company issued a press release regarding the appointment of Mr. Ash Lazenby to the Board. The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1†	Chilean Cobalt Corp. 2023 Equity Incentive Plan and Stock Option (Incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC on July 6, 2023, including form of Stock Option Award as Exhibit A to that reference).

99.1	Chilean Cobalt Corp. July 29, 2025 press release (furnished herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 † Includes management contracts and compensation plans and arrangements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHILEAN COBALT CORP

Dated: July 29, 2025	By:	/s/ Duncan T. Blount
	Name:	Duncan T. Blount
	Title:	Chief Executive Officer

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